UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 104, Lakewood, CO 80228-2039

(Address of principal executive offices)

1.720.458.1124

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value	ACRG	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2026, effective as of June 9, 2026, American Clean Resources Group, Inc. (the “Company”) entered into a Joint Exploration and Development Agreement (the “Agreement”) with TRG Holdings, LLC, a Nevada limited liability company (“TRG Holdings”). The Agreement establishes a framework for the joint exploration, technical evaluation, regulatory pursuit, and commercial scoping of an integrated energy generation, critical minerals processing, and data center infrastructure campus on or adjacent to the Company’s Millers Hub property in Esmeralda County, Nevada (the “Project”).

The Agreement is the project-specific framework for the Millers Hub property contemplated by a previously executed, non-binding joint venture framework dated May 6, 2026 among the Company, the TRG Holdings parties (including its affiliates H2O, LLC and ARMtech), and American Clean Energy LLC (“ACE”), which established a non-binding platform anticipating that individual project sites would be advanced under separate project-specific agreements. As previously disclosed in the Company’s Current Report on Form 8-K filed on May 28, 2026, ACE is a joint venture between the Company’s wholly owned subsidiary, ACRG Energy Holdings, Inc., and Phoenix New Era, LLC, in which ACRG Energy Holdings holds a controlling membership interest. The parties anticipate that ACE will participate in any definitive agreement for the Project in a role related to energy offtake structuring and data center integration, drawing on the experience of ACE’s principals in developing and financing large-scale data center and power infrastructure projects.

Under the Agreement, the parties will jointly pursue, among other activities, a geothermal resource assessment, the pursuit of a Solar Energy Zone designation and associated federal land use authorizations, the pursuit of geothermal leasing rights from the Bureau of Land Management, and technical and commercial scoping of the integrated campus. The Agreement has an initial term of eighteen (18) months, subject to extension by mutual agreement.

The Agreement is binding with respect to certain obligations, including mutual exclusivity within a defined geographic area surrounding the Millers Hub property, the sharing of approved third-party joint work costs, confidentiality, and coordination of regulatory and public disclosures. The Agreement does not itself establish an operating joint venture, partnership, or definitive commercial relationship for the development, construction, ownership, or operation of the Project, does not transfer any interest in the Company’s real property or mineral rights, and does not commit either party to fund project capital expenditures beyond an agreed joint work budget. Any operating relationship would be effected only through a definitive agreement to be negotiated following completion of the joint work, and the specific economic and governance terms of any such definitive agreement remain subject to good-faith negotiation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which the Company intends to file as an exhibit to its next periodic report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. None[1].

[1]	The Company intends to file the Agreement with its next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CLEAN RESOURCES GROUP, INC.

Date: June 16, 2026	By:	/s/ Tawana Bain
Tawana Bain
Chief Executive Officer

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